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                                                                 Exhibit 3.1(ii)



                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                        SUNTRUST REAL ESTATE TRUST, LLC,
                      a Delaware Limited Liability Company


     This Limited Liability Company Agreement (together with the schedules attached hereto, this "Agreement") of SunTrust Real Estate Trust, LLC (the "Company"), is adopted, executed and entered into by SunTrust Robinson Humphrey Funding, LLC, as the sole equity member (the "Member"), and Thomas M. Strauss and Donald R. McLamb, as the Independent Directors (as defined on Schedule A hereto). Capitalized terms used and not otherwise defined herein have the meanings set forth on Schedule A hereto.

Section 1. Formation.

     The Company has been formed as a Delaware limited liability company under and pursuant to the Delaware Limited Liability Company Act (6 Del. C. ss. 18-101 et seq.), as amended from time to time (the "Act"), by filing a Certificate of Formation of the Company with the office of the Secretary of State of the State of Delaware.

Section 2. Term.

     The existence of the Company as a separate legal entity shall be perpetual, and shall continue until cancellation of the Certificate of Formation as provided in the Act.

Section 3. Principal Business Office.

     The principal business office of the Company shall be located at 303 Peachtree Street, N.E, 23rd Floor, Atlanta, Georgia 30308, or such other location as may hereafter be determined by the Member.

Section 4. Registered Office.

     The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, County of New Castle, Wilmington, Delaware 19801.

Section 5. Registered Agent.

     The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.


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Section 6. Members; Special Member.

     (a) The mailing address of the Member is set forth on Schedule B attached hereto. The Member was admitted to the Company as a member of the Company upon its execution of a counterpart signature page to this Agreement.

     (b) Subject to Section 10(j) of this Agreement, the Member may act by written consent.

     (c) Upon the occurrence of any event that causes the Member to cease to be a member of the Company (other than (i) upon an assignment by the Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to Sections 22 and 24 of this Agreement, or (ii) the resignation of the Member and the admission of an additional member of the Company pursuant to Sections 23 and 24 of this Agreement), each person acting as an Independent Director pursuant to Section 11 of this Agreement shall, without any action of any Person and simultaneously with the Member ceasing to be a member of the Company, automatically be admitted to the Company as a Special Member and shall continue the Company without dissolution. No Special Member may resign from the Company or transfer its rights as Special Member unless (i) a successor Special Member has been admitted to the Company as Special Member by executing a counterpart to this Agreement, and (ii) such successor has also accepted its appointment as Independent Director pursuant to Section 11 of this Agreement; provided, however, the Special Members shall automatically cease to be members of the Company upon the admission to the Company of a new Member or a substitute Special Member. Each Special Member shall be a member of the Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of Company assets. Pursuant to Section 18-301 of the Act, a Special Member shall not be required to make any capital contributions to the Company and shall not receive a limited liability company interest in the Company. A Special Member, in its capacity as Special Member, may not bind the Company. Except as required by any mandatory provision of the Act, each Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, including, without limitation, the merger, consolidation or conversion of the Company. In order to implement the admission to the Company of each Special Member, each person acting as an Independent Director pursuant to
Section 11 of this Agreement shall execute a counterpart to this Agreement. Prior to its admission to the Company as Special Member, each person acting as an Independent Director pursuant to Section 11 of this Agreement shall not be a member of the Company.

Section 7. Certificates.

     McHenry J. Kane is hereby designated as an "authorized person" within the meaning of the Act, and has executed, delivered and filed the Certificate of Formation of the Company with the Secretary of State of the State of Delaware. Upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware, his powers as an "authorized person" ceased, and the Member thereupon became the designated "authorized person" and shall continue as the designated "authorized person" within the meaning of the Act. The Member or an Officer shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any jurisdiction in which the Company may wish to conduct


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business.  The Member or an Officer  shall also  execute,  deliver  and file any application or similar document necessary for the Company to obtain any license or registration required to conduct its business in any jurisdiction in which the Company may wish to conduct business.

Section 8. Purposes.

     (a) The purposes for which the Company is formed are limited solely as follows:

     (i) to purchase, accept or otherwise acquire, own, hold, pledge, finance, refinance, convey, sell (or otherwise dispose of), service, transfer, assign, and otherwise deal in or with Assets, or any combination of the foregoing;

     (ii) to authorize, issue, sell, deliver, purchase, acquire, invest in and/or enter into agreements in connection with Securities, and to engage in the establishment of one or more Trusts in connection with the issuance or sale of Securities from time to time, which Securities may be issued and sold in one or more series (each of which series may consist of one or more classes) and shall (A) be collateralized or otherwise secured or backed by, or otherwise represent interests in Assets, (B) be nonrecourse to the Company and its assets other than the Assets, and (C) not constitute a claim against the Company to the extent that funds produced by the Assets are insufficient to allow full and/or timely payments or distributions to be made on such Securities or to allow full and/or timely payment of principal and interest thereon in accordance with the terms thereof;

    (iii) to  incur,  assume,  or  guaranty  indebtedness   to  the  extent  not
          prohibited under Section 10(j) of this Agreement;

     (iv) to (1) acquire, own, hold, sell, transfer, assign, pledge, finance, refinance, and otherwise deal in or with Securities, (2) acquire, own, hold, sell, transfer, assign, pledge, finance, refinance, and otherwise deal in or with Assets, and (3) acquire, own, hold, sell, transfer, assign, pledge, and otherwise deal in or with any or all of the ownership interests in Trusts;

     (v) to use the proceeds of the sale of the Securities to purchase or otherwise acquire Assets or to loan the proceeds of the sale of the Securities to entities that may or may not be affiliated with the Company or to make dividend payments to the extent permitted by law;

     (vi) to invest cash balances, from time to time, as provided in any Transaction Document or similar document to which the Company may be a party in connection with the issuance of the Securities; and

    (vii) subject to the limitations contained in this Section 8 and in Section 10(j) of this Agreement, to engage in any activity and to exercise any power that is incidental to or that renders convenient the accomplishment of any or all of the foregoing and that is permitted to limited liability companies under the laws of the State of Delaware and that is not required to be set forth specifically in this Agreement.


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     (b) The  Company,  by or through the Member,  or any Director or Officer on behalf of the Company, may enter into and perform the indentures, trust agreements, purchase and sale agreements, pooling and servicing agreements, servicing agreements, swap agreements, credit enhancement agreements or similar agreements, and any amendments to any of the foregoing or any documents similar to the foregoing (all such agreements, the "Transaction Documents") and all documents, agreements, certificates or financing statements contemplated thereby or related thereto, all without any further act, vote or approval of any other Person notwithstanding any other provision of this Agreement, the Act or applicable law, rule or regulation. The foregoing authorization shall not be deemed a restriction on the powers of the Member or any Director or Officer to enter into other agreements on behalf of the Company.

Section 9. Powers.

     Subject to Section 10(j) of this Agreement, the Company, and the Board of Directors and the Officers of the Company on behalf of the Company, (i) shall have and exercise all powers necessary, convenient or incidental to accomplish its purposes as set forth in Section 8 of this Agreement and (ii) shall have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.

Section 10. Management.

     (a) Board of Directors. Subject to Section 10(j) of this Agreement, the business and affairs of the Company shall be managed by or under the direction of a Board of one or more Directors designated by the Member. Subject to Section 11 of this Agreement, the Member may determine at any time in its sole and absolute discretion the number of Directors to constitute the Board. The authorized number of Directors may be increased or decreased by the Member at any time in its sole and absolute discretion, upon notice to all Directors, and subject in all cases to Section 11 of this Agreement. The initial number of Directors shall be five (5), at least two of which shall be Independent Directors pursuant to Section 11 of this Agreement. Each Director elected, designated or appointed by the Member shall hold office until a successor is elected, designated or appointed and qualified or until such Director's earlier death, resignation, expulsion or removal. Each Director shall execute and deliver the Directors' Agreement. Directors need not be a Member. The initial Directors designated by the Member are listed on Schedule D hereto.

     (b) Powers. Subject to Section 10(j) of this Agreement, the Board of Directors shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers attributed to "Managers" pursuant to the Act or otherwise; provided, however, all right, power and authority of the Independent Directors shall be limited to those matters expressly provided in Section 10(j). Subject to Section 8 of this Agreement, the Board of Directors has the authority to bind the Company.

     (c) Meeting of the Board of Directors. The Board of Directors of the Company may hold meetings, both regular and special, within or outside the State of Delaware. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board. Special meetings of the Board may be called by the President on not less than one day's notice to each Director by telephone, facsimile, mail, telegram or any


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other  means of  communication,  and  special  meetings  shall be  called by the
President or Secretary in like manner and with like notice upon the written request of any one or more of the Directors.

     (d) Quorum: Acts of the Board. At all meetings of the Board, a majority of the Directors entitled to vote shall constitute a quorum for the transaction of business and, except as otherwise provided in any other provision of this Agreement, the act of a majority of the Directors entitled to vote present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the Directors present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee entitled to vote, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee, as the case may be.

     (e) Electronic Communications. Members of the Board, or any committee designated by the Board, may participate in meetings of the Board, or any committee, by means of telephone conference or similar communications equipment that allows all Persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in Person at the meeting. If all the participants are participating by telephone conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.

     (f) Committees of Directors.

     (i) The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Company. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

     (ii) In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

    (iii) Any such committee, to the extent provided in the resolution of the Board, and subject to, in all cases, Sections 10(j) and 11 of this Agreement, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.


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     (iv) For the avoidance of doubt,  any committee of the Board shall not have any power or powers prohibited the Board under Section 10(j) of this Agreement.

     (g) Compensation of Directors; Expenses. The Board shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at meetings of the Board, which may be a fixed sum for attendance at each meeting of the Board or a stated salary as Director. No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

     (h) Removal of Directors. Unless otherwise restricted by law, any Director or the entire Board of Directors may be removed or expelled, with or without cause, at any time by the Member, and, subject to Section 11 of this Agreement, any vacancy caused by any such removal or expulsion may be filled by action of the Member.

     (i) Directors as Agents. To the extent of their powers set forth in this Agreement and subject to Section 10(j) of this Agreement, the Directors are agents of the Company for the purpose of the Company's business, and the actions of the Directors taken in accordance with such powers set forth in this Agreement shall bind the Company. Notwithstanding the last sentence of Section 18-402 of the Act, except as provided in this Agreement or in a resolution of the Directors, a Director may not bind the Company.

     (j) Limitations on the Company's Activities.

     (i) This Section 10(j) of this Agreement is being adopted in order to comply with certain provisions required in order to qualify the Company as a "special purpose" entity.

     (ii) The Member shall not, so long as any Obligation is outstanding, amend, alter, change or repeal the definition of "Independent Director" or Sections 8, 9, 10, 11, 17, 21, 22, 23, 24, 25, 26, 27, 30 or 32 or
          Schedule A of this Agreement without the unanimous written consent of the Board (including all Independent Directors). Subject to this
          Section 10(j) of this Agreement, the Member reserves the right to amend, alter, change or repeal any provisions contained in this Agreement in accordance with Section 32 of this Agreement.

    (iii) Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Member, the Board, any Officer or any other Person, neither the Member nor the Board nor any Officer nor any other Person shall be authorized or empowered, nor shall they permit the Company, without the prior unanimous written consent of the Member and the Board (including all Independent Directors), to take any Material Action, provided, however, that the Board may not vote on, or authorize the taking of, any Material Action, unless there are at least two Independent Directors then serving in such capacity.

     (iv) The Board and the Member shall cause the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises;


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          provided,  however,  that,  subject  to the  terms of the  Transaction
          Documents, the Company shall not be required to preserve any such right or franchise if the Board shall determine that the preservation thereof is no longer desirable for the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Company. The Board also shall cause the Company to:

          (A) have its own business office (which, however, may be within the premises of the Member) at which will be maintained its own separate limited liability company books and records;

          (B) observe all requirements of the Delaware Limited Liability Company Act, the Certificate of Formation and this Agreement;

          (C) compensate all consultants and agents directly, from its own bank account, for services provided to it by such consultants and agents and pay its own liabilities and expenses only out of its own funds;

          (D) readily identify and allocate any sharing of overhead expenses between the Company and the Member;

          (E) preserve its limited liability company form and hold itself out to the public and all other Persons as a separate legal entity from the Member and all other Persons;

          (F) strictly observe and maintain separate financial records which are and will continue to be maintained to reflect its assets and liabilities which will be subject to audit by independent public accountants;

          (G) declare and pay all distributions in accordance with law, the provisions of its organic documents, and the provisions of the Transaction Documents;

          (H) maintain its assets and liabilities in such a manner that its individual assets and liabilities can be readily and inexpensively identified from those of the Member or any other Person, including any other subsidiary or Affiliate of the Member;

          (I) maintain its own books of account and records separate from the Member or any other subsidiary or Affiliate of the Member;

          (J) avoid commingling or pooling of its funds or other assets or liabilities with those of the Member or any other subsidiary or Affiliate of the Member, except with respect to the temporary commingling of collections and except with respect to the Member's retention of certain books and records of the Company and except to the extent that the provisions of the Transaction Documents permit such commingling;


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          (K)  properly   reflect  in  its   financial   records  all   monetary
               transactions between it and the Member or any other subsidiary or Affiliate of the Member;

          (L) maintain an arm's length relationship with its Affiliates and the Member;

          (M) not hold out its credit or assets as being available to satisfy the obligations of others;

          (N)  use separate stationery and checks;

          (O) except as contemplated by the Transaction Documents, not pledge its assets for the benefit of any other Person;

          (P) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities; and

          (Q) cause the Directors, Officers, agents and other representatives of the Company to act at all times with respect to the Company consistently and in furtherance of the foregoing and in the best interests of the Company.

Failure of the Company, or the Member or Board on behalf of the Company, to comply with any of the foregoing covenants or any other covenants contained in this Agreement shall not affect the status of the Company as a separate legal entity or the limited liability of the Member or the Directors.

     (v) So long as any Obligation is outstanding, the Board shall not cause or permit the Company to:

          (A) except as contemplated by the Transaction Documents, guarantee any obligation of any Person, including any Affiliate;

          (B) engage, directly or indirectly, in any business other than the actions required or permitted to be performed under Section 8 of this Agreement, the Transaction Documents or this Section 10(j) of this Agreement;

          (C) incur, create or assume any indebtedness for borrowed money other than as expressly permitted hereunder and under the Transaction Documents;

          (D) make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person, except that the Company may invest in those investments permitted under the Transaction Documents and may make any advance required or expressly permitted to be made pursuant to any provisions of the Transaction Documents and permit the same to remain outstanding in accordance with such provisions;

          (E) to the fullest extent permitted by law, engage in any dissolution, liquidation, consolidation, merger, asset sale or transfer of ownership interests other than such activities as are


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               expressly  permitted pursuant to any provision of the Transaction
               Documents; or

          (F) except as contemplated by Section 8(a) of this Agreement, form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other).

Section 11. Independent Director.

     So long as any Obligation is outstanding, the Member shall cause the Company at all times to have at least two (2) Independent Directors who will be appointed by the Member. All right, power and authority of the Independent Directors shall be limited to those matters expressly provided in Section 10(j). To the fullest extent permitted by law, including Section 18-1101(c) of the Act, the Independent Directors shall consider only the interests of the Company, including its respective creditors, in acting or otherwise voting on the matters referred to in Section 10(j)(iii) of this Agreement. No resignation or removal of an Independent Director, and no appointment of a successor Independent Director, shall be effective until such successor (i) shall have accepted his or her appointment as an Independent Director by a written instrument, which may be a counterpart signature page to the Directors' Agreement, and (ii) shall have executed a counterpart to this Agreement as required by Section 6(c) of this Agreement. In the event of a vacancy in the position of Independent Director, the Member shall, as soon as practicable, appoint a successor Independent Director. All right, power and authority of the Independent Directors shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Agreement. Except as provided in the second sentence of this Section 11, in exercising their rights and performing their duties under this Agreement, any Independent Director shall have a fiduciary duty of loyalty and care similar to that of a director of a business corporation organized under the General Corporation Law of the State of Delaware. No Independent Director shall at any time serve as trustee in bankruptcy for the Company or any Affiliate of the Company. The initial Independent Directors of the Company designated by the Member are Thomas M. Strauss and Donald R. McLamb.

Section 12. Officers.

     (a) Officers. The initial Officers of the Company shall be designated by the Member. The additional or successor Officers of the Company shall be chosen by the Board and shall consist of at least a President, a Secretary and a Treasurer. The Board of Directors may also choose one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person. The Board may appoint such other Officers and agents as it shall deem necessary or advisable who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The salaries of all Officers and agents of the Company shall be fixed by or in the manner prescribed by the Board. The Officers of the Company shall hold office until their successors are chosen and qualified. Any Officer may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board. Any vacancy occurring in any office of the Company shall be filled by the Board. The initial Officers of the Company designated by the Member are listed on Schedule E hereto.


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     (b) President.  The President shall be the chief  executive  officer of the
Company, shall preside at all meetings of the Board, shall be responsible for the general and active management of the business of the Company and shall see that all orders and resolutions of the Board are carried into effect.

     (c) Vice President. In the absence of the President or in the event of the President's inability to act, the Vice President, if any (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Directors, or in the absence of any designation, then in the order of their election), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents, if any, shall perform such other duties and have such other powers as the Board may from time to time prescribe. The Vice Presidents-Tax shall have the power and authority to prepare, sign and otherwise deal with the Company's tax returns.

     (d) Secretary and Assistant Secretary. The Secretary shall be responsible for filing legal documents and maintaining records for the Company. The Secretary shall attend all meetings of the Board and record all the proceedings of the meetings of the Company and of the Board in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or shall cause to be given, notice of all meetings of the Member, if any, and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or the President, under whose supervision the Secretary shall serve. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board (or if there be no such determination, then in order of their election), shall, in the absence of the Secretary or in the event of the Secretary's inability to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

     (e) Treasurer and Assistant Treasurer. The Treasurer shall have the custody of the Company funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and to the Board, at its regular meetings or when the Board so requires, an account of all of the Treasurer's transactions and of the financial condition of the Company. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer's inability to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

     (f) Officers as Agents; Execution of Documents. The Officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Board not inconsistent with this Agreement, are agents of the Company for the purpose of the Company's business and, subject to Section 10(j) of this Agreement, the actions of the Officers taken in accordance with such powers shall bind the Company. Without limiting the foregoing, the President, any Senior Vice President or Vice President or any other Officer authorized by the President or the Board shall execute all bonds, mortgages and other contracts, except: (i) where required or permitted by law or this Agreement to be otherwise signed and executed, including Section 8(b) of this Agreement; or
(ii) where signing and execution thereof shall be expressly delegated by the Board to some other Officer or agent of the Company.

     (g) Duties of Board and Officers. Except to the extent otherwise provided herein, each Director and Officer shall have a fiduciary duty of loyalty and care similar to that of directors and officers of business corporations organized under the General Corporation Law of the State of Delaware.

Section 13. Limited Liability.

     Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and neither the Member nor the Special Members nor any Director shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member, Special Member or Director of the Company.

Section 14. Capital Contributions.

     The Member has contributed to the Company property of an agreed value as listed on Schedule B attached hereto. In accordance with Section 6(c) of this Agreement, the Special Members shall not be required to make any capital contributions to the Company.

Section 15. Additional Contributions.

     The Member is not required to make any additional capital contribution to the Company. However, the Member may make additional capital contributions to the Company at any time. The provisions of this Section 15 are intended to benefit the Member and the Special Members and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor of the Company shall be a third-party beneficiary of this Agreement) and the Member and the Special Members shall not have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement (it being understood that the Member may agree separately in writing to make capital contributions to the Company, any limitations on such contributions to be described in such writing).

Section 16. Allocation of Profits and Losses.

     The Company's profits and losses shall be allocated to the Member.

Section 17. Distributions.

     Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Board. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to the Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Act or any other applicable law or any Transaction Document.

Section 18. Books and Records.

     The Company, under the direction of the Board, shall keep or cause to be kept complete and accurate books of account and records with respect to the Company's business. The books of the Company shall at all times be maintained under the direction of the Board. The Member and its duly authorized representatives shall have the right to examine the Company books, records and documents during normal business hours. The Company, and the Board on behalf of the Company, shall not have the right to keep confidential from the Member any information that the Board would otherwise be permitted to keep confidential from the Member pursuant to Section 18-305(c) of the Act. The Company's books of account shall be kept using the method of accounting determined by the Member. The Company's independent auditor, if any, shall be an independent public accounting firm selected by the Member.

Section 19. Reports.

     (a) Within sixty (60) days after the end of each fiscal quarter, the Company shall prepare or cause to be prepared an unaudited report setting forth as of the end of such fiscal quarter:

     (i) unless such quarter is the last fiscal quarter, a balance sheet of the Company; and

     (ii) unless such quarter is the last fiscal quarter, an income statement of the Company for such fiscal quarter.

     (b) The Company shall use diligent efforts to cause to be prepared and mailed to the Member, within ninety (90) days after the end of each fiscal year, an audited or unaudited report setting forth as of the end of such fiscal year:

     (i)  a balance sheet of the Company;

     (ii) an income statement of the Company for such fiscal year; and

     (iii) a statement of the Member's capital account.

     (c) The Company shall, after the end of each fiscal year, use reasonable efforts to cause the Company's independent accountants, if any, to prepare and transmit to the Member as promptly as possible any such tax information as may be reasonably necessary to enable the Member to prepare its federal, state and local income tax returns relating to such fiscal year. Nothing in this Section 19 shall limit the Company from hiring a person or company to perform its bookkeeping, accounting or other related services.

Section 20. Other Business.

     The Member, the Special Members and any Affiliate of the Member or the Special Members may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others. The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

Section 21. Exculpation and Indemnification.

     (a) To the fullest extent permitted by law, neither the Member nor the Special Members nor any Officer, Director, employee or agent of the Company nor any employee, representative, agent or Affiliate of the Member or the Special Members (collectively, the "Covered Persons") shall be liable to the Company or any other Person who has an interest in or claim against the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement.

     (b) To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person's gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 21 by the Company shall be provided out of and to the extent of Company assets only, and the Member and the Special Members shall not have personal liability on account thereof; and provided further, that so long as any Obligation is outstanding, no indemnity payment from funds of the Company (as distinct from funds from other sources, such as insurance) of any indemnity under this Section 21 shall be payable from amounts allocable to any other Person pursuant to the Transaction Documents.

     (c) To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 21; provided, however, that any indemnity under this Section 21 by the Company shall be provided out of and to the extent of Company assets only, and the Member and the Special Members shall not have personal liability on account thereof; and provided further, that so long as any Obligation is outstanding, no indemnity payment from funds of the Company (as distinct from funds from other sources, such as insurance) of any indemnity under this Section 21 shall be payable from amounts allocable to any other Person pursuant to the Transaction Documents.

     (d) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

     (e) To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the Company or any other Covered Person.

     (f) The foregoing provisions of this Section 21 shall survive any termination of this Agreement.

     (g) Until the date which is one year and one day after the date on which no Obligation remains outstanding, each of the Covered Persons, solely in its capacity as a creditor of the Company on account of any indemnification or other payment owing to the Covered Person by the Company, shall be deemed to agree by such Covered Person's acceptance of the rights and benefits provided by this
Section 21 (i) not to acquiesce, petition or otherwise invoke or cause the Company to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Company under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or any substantial part of the property of the Company, or ordering the winding up or liquidation of the affairs of the Company, and (ii) not to join with or cooperate or encourage any other Person to do any of the foregoing.

Section 22. Assignments.

     Subject to Section 24 of this Agreement, the Member may assign in whole or in part its limited liability company interest in the Company. If the Member transfers all of its limited liability company interest in the Company pursuant to this Section 22, the transferee shall be admitted to the Company as a member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor Member shall cease to be a member of the Company. Notwithstanding anything in this Agreement to the contrary, any successor to the Member by merger or consolidation in compliance with the Transaction Documents shall, without further act, be the Member hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement and the Company shall continue without dissolution.

Section 23. Resignation.

     So long as any Obligation is outstanding, the Member may not resign, except as permitted under the Transaction Documents and if the Rating Agency Condition is satisfied. If the Member is permitted to resign pursuant to this Section 23, an additional member of the Company shall be admitted to the Company, subject to
Section 24 of this Agreement, upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the resignation and, immediately following such admission, the resigning Member shall cease to be a member of the Company.

Section 24. Admission of Additional Members.

     One or more additional members of the Company may be admitted to the Company with the written consent of the Member; provided, however, that, notwithstanding the foregoing, so long as any Obligation remains outstanding, no additional Member may be admitted to the Company unless the Rating Agency Condition is satisfied.

Section 25. Dissolution.

     (a) Subject to Section 10(j) of this Agreement, the Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following: (i) the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the business of the Company is continued in a manner permitted by this Agreement or the Act or (ii) the entry of a decree of judicial dissolution under
Section 18-802 of the Act. Upon the occurrence of any event that causes the last remaining Member to cease to be a member of the Company, to the fullest extent permitted by law, the personal representative of such Member is hereby authorized to, and shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of such Member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of the last remaining Member in the Company.

     (b) Notwithstanding any other provision of this Agreement, the Bankruptcy of the Member or a Special Member shall not cause the Member or Special Member, respectively, to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution.

     (c) Notwithstanding any other provision of this Agreement, each of the Member and the Special Members waives any right it might have to agree in writing to dissolve the Company upon the Bankruptcy of the Member or a Special Member, or the occurrence of an event that causes the Member or a Special Member to cease to be a member of the Company.

     (d) In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

     (e) The Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company shall have been distributed to the Member in the manner provided for in this Agreement and (ii) the Certificate of Formation shall have been canceled in the manner required by the Act.

Section 26. Waiver of Partition; Nature of Interest.

     Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, each of the Member and the Special Members hereby irrevocably waives any right or power that such Person might have to cause the

Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company. The Member shall not have any interest in any specific assets of the Company, and the Member shall not have the status of a creditor with respect to any distribution pursuant to Section 17 of this Agreement. The interest of the Member in the Company is personal property.

Section 27. Benefits of Agreement; No Third-Party Rights.

     None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of the Member or a Special Member except for the provisions of Sections 6(c), 10(j), 11, 21(b), 22, 23, 24, 25(b) and (c), 27 and 32 of this Agreement (such provisions, the "Third-Party Benefit Provisions"). Nothing in this Agreement other than the Third-Party Benefit Provisions shall be deemed to create any right in any Person (other than Covered Persons) not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person (except as provided in Section 30 of this Agreement and except for the Third-Party Benefit Provisions).

Section 28. Severability of Provisions.

     Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

Section 29. Entire Agreement.

     This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

Section 30. Binding Agreement.

     Notwithstanding any other provision of this Agreement, the Member agrees that this Agreement, including, without limitation, Sections 8, 9, 10, 11, 21, 22, 23, 24, 25, 27, 30 and 32 of this Agreement, constitutes a legal, valid and binding agreement of the Member, and is enforceable against the Member by the Independent Directors, in accordance with its terms. In addition, the Independent Directors shall be intended beneficiaries of this Agreement.

Section 31. Governing Law.

     This Agreement shall be governed by and construed under the laws of the State of Delaware.

Section 32. Amendments.

     Subject to Section 10(j) of this Agreement, this Agreement may be modified, altered, supplemented or amended pursuant to a written agreement executed and delivered by the Member. Notwithstanding anything to the contrary in this Agreement, so long as any Obligation is outstanding, this Agreement may not be modified, altered, supplemented or amended unless the Rating Agency Condition is satisfied except: (i) to cure any ambiguity or (ii) to convert or supplement any provision in a manner consistent with the intent of this Agreement and the Transaction Documents.

     Notwithstanding any other provision of this Agreement, Schedule B hereto may be amended without the prior written consent of any party.

Section 33. Counterparts.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument.

Section 34. Notices.

     Any notices required to be delivered hereunder shall be in writing and personally delivered, mailed or sent by telecopy, electronic mail or other similar form of rapid transmission, and shall be deemed to have been duly given upon receipt (a) in the case of the Company, to the Company at its address in
Section 3 of this Agreement, (b) in the case of the Member, to the Member at its address as listed on Schedule B attached hereto and (c) in the case of either of the foregoing, at such other address as may be designated by written notice to the other party.

Section 35. Effectiveness.

     Pursuant to Section 18-201(d) of the Act, this Agreement shall be effective as of the time of the filing of the Certificate of Formation with the Office of the Delaware Secretary of State on July 18, 2007.

                            [signature page follows]

     IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Limited Liability Company Agreement as of the 18th day of July, 2007.

                                     MEMBER:

                                     SUNTRUST ROBINSON HUMPHREY
                                     FUNDING, LLC
                                     By: SunTrust Bank, its sole member



                                     By:   /s/ John Giegerich
                                        ----------------------------------------
                                          Name: John Giegerich
                                          Title: Managing Director



                                     ACKNOWLEDGED AND AGREED:


                                     /s/ Thomas M. Strauss
                                     -------------------------------------------
                                     Name:  Thomas M. Strauss



                                     /s/ Donald R. McLamb
                                     -------------------------------------------
                                     Name:  Donald R. McLamb

                                   SCHEDULE A

                                   Definitions
                                   -----------

A. Definitions

     When used in this Agreement, the following terms not otherwise defined herein have the following meanings:

     "Act" has the meaning assigned to such term in Section 1 of this Agreement.

     "Affiliate" means, with respect to any specified Person, any other Person controlling, controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. A Person shall not be deemed to be an Affiliate of any specified Person solely because such other Person has the contractual right or obligation to manage such specified Person or act as servicer with respect to the financial assets of such specified Person unless such other Person controls the specified Person through equity ownership or otherwise.

     "Agreement"  means this Limited Liability Company Agreement of the Company,
together  with  the  schedules   attached  hereto,   as  amended,   restated  or
supplemented or otherwise modified from time to time.

     "Assets" means one or more of the following types of collateral pledged or sold to secure payment of Securities:

          (1) mortgage loans (including deeds of trust) secured by senior or subordinate liens on residential property;

          (2) participation interests in mortgage loans;

          (3) mortgage loans subject to temporary interest subsidy agreements;

          (4) mortgage loans (including deeds of trust) secured by senior or subordinate liens on multifamily residential properties;

          (5) mortgage  loans  (including  deeds of trust)  secured by senior or
     subordinate   liens  on  mixed   residential  and  commercial  real  estate
     properties;

          (6) apartment cooperative loans;

          (7) manufactured housing installment sales contracts and installment loan agreements;

          (8) mortgage loans subject to temporary buy down plans;

          (9) closed-end or revolving home equity loans or balances secured by senior or subordinate loans on residential property;

          (10) mortgage loans that, in addition to being secured by the related Mortgaged Property, are also secured by an interest in marketable securities; (i) insurance policies, annuities, certificates of deposit, cash, accounts, real estate of a third party guarantor or other personal property ("Pledged Assets") or (ii) supported by a third party guarantee which in turn is supported by a security interest in certain Pledged Assets owned by such third party guarantor;

          (11) pass-through, mortgage-backed certificates as to which Fannie Mae guarantees the timely payment of interest at the pass-through rate and the timely payment of principal;

          (12) pass-through, mortgage-backed certificates as to which Freddie Mac guarantees timely payment at the participation certificate rate and the ultimate collection of all principal;

          (13) pass-through, mortgage-backed certificates as to which the Government National Mortgage Association guarantees timely payment of principal installments and interest fixed on the certificates;

          (14) pass-through, mortgage-backed certificates as to which the United States Department of Veterans Affairs guarantees the timely payment of interest at the pass-through rate and the timely payment of principal;

          (15) regular or residual interests in real estate mortgage investment conduits;

          (16) swaps, hedges, cap contracts, guarantees and any other derivative instruments or credit enhancement products;

          (17) any other interests in mortgage loans or mortgage-related assets, including ownership interests in trusts or other Persons that own mortgage loans or mortgage-related assets, mortgage pass-through certificates,
     mortgage        participations,         mortgage-backed         securities,
     mortgage-collateralized obligations, or any other mortgage-related securities;

          (18) entitlements to payments on or other interests in mortgage loans, certificates, or obligations or interests in real property; and

          (19) any and all other property, proceeds, supporting obligations, documents or instruments related to any of the foregoing.

     "Bankruptcy" means, with respect to any Person, if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (vii) if one hundred twenty (120) days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within ninety (90) days after the appointment without such Person's consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within ninety (90) days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of "Bankruptcy" is intended to replace and shall supersede and replace the definition of "Bankruptcy" set forth in Sections 18-101(1) and 18-304 of the Act.

     "Board" or "Board of Directors" means the Board of Directors of the Company.

     "Certificate of Formation" means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware on July 18, 2007, as amended or amended and restated from time to time.

     "Company" means SunTrust Real Estate Trust, LLC, a Delaware limited liability company.

     "Covered Persons" has the meaning set forth in Section 21(a) of this Agreement.

     "Directors" means the Persons elected to the Board of Directors from time to time by the Member, including the Independent Directors, in their capacity as managers of the Company. A Director is hereby designated as a "manager" of the Company within the meaning of Section 18-101(10) of the Act.

     "Directors' Agreement" means the agreement of the Directors in the form attached hereto as Schedule C. The Directors' Agreement shall be deemed incorporated into, and a part of, this Agreement.

     "Independent Director" means a natural person who, for the five-year period prior to his or her appointment as Independent Director has not been, and during the continuation of his or her service as Independent Director is not: (i) an employee, director, stockholder, partner or officer of the Company or any of its Affiliates (other than his or her service as an Independent Director of the Company or any of its Affiliates); (ii) a customer or supplier of the Company or any of its Affiliates; or (iii) any member of the immediate family of a person described in (i) or (ii). A natural person who satisfies the foregoing definition other than subparagraph (ii) shall not be disqualified from serving as an Independent Director if such individual is an Independent Director provided by a nationally-recognized company that provides professional independent directors.

     "Material Action" means to institute proceedings to have the Company be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Company or file a petition seeking, or consent to, reorganization or relief with respect to the Company under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or a substantial part of its property, or make any assignment for the benefit of creditors of the Company, or admit in writing the Company's inability to pay its debts generally as they become due, or, to the fullest extent permitted by law, take action in furtherance of any such action.

     "Member" means SunTrust Robinson Humphrey Funding, LLC, as the initial member of the Company, and includes any Person admitted as an additional member of the Company or a substitute member of the Company pursuant to the provisions of this Agreement, each in its capacity as a member of the Company; provided, however, the term "Member" shall not include the Special Members.

     "Obligations" shall mean any Securities and the indebtedness, liabilities and obligations of the Company under or in connection with this Agreement, the other Transaction Documents or any related document in effect as of any date of determination.

     "Officer" means an officer of the Company described in Section 12 of this Agreement.

     "Person" means an individual, partnership, joint venture, corporation, national banking association, trust, limited liability company, other entity, association or unincorporated organization, and a government or agency or political subdivision thereof.

     "Rating Agencies" means, at any time, the nationally recognized statistical rating organizations which are then providing a rating for any rated Securities.

     "Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have been given ten (10) days' prior notice thereof (or such shorter period as shall be acceptable to the Rating Agencies) and that none of the Rating Agencies shall have notified the Company or the applicable master servicer, owner trustee or indenture trustee in writing that such action will, in and of itself, result in a reduction, qualification or withdrawal of the then current rating of any Securities.

     "Securities" means any certificates, bonds, notes, debt or equity securities, obligations, and other investment securities or instruments issued by a Trust that are collateralized or otherwise secured or backed by Assets, or that otherwise represent interests in any Trust.

     "Special Member" means, upon such person's admission to the Company as a member of the Company pursuant to Section 6(c) of this Agreement, a person acting as Independent Director, in such person's capacity as a member of the Company. A Special Member shall only have the rights and duties expressly set forth in this Agreement.

     "Third Party Benefit  Provisions" has the meaning  assigned to such term in
Section 27 of this Agreement.

     "Transaction Documents" has the meaning assigned to such term in Section 8(b) of this Agreement.

     "Trust" means each trust established by or on behalf of the Company or other Person in connection with the issuance or sale of any Securities.

B. Rules of Construction

     Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms. The words "include" and "including" shall be deemed to be followed by the phrase "without limitation." The terms "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph or subdivision. The Section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All Section, paragraph, clause, Exhibit or Schedule references not attributed to a particular document shall be references to such parts of this Agreement.

                                   SCHEDULE B

                                     Member
                                     ------


                                                    Agreed Value of   Membership
    Name                Mailing Address         Capital Contribution   Interest
    ----                ---------------         --------------------   --------
SunTrust Robinson   303 Peachtree Street,               $1,000            100%
Humphrey Funding,   N.E., 23rd Floor, Atlanta,
LLC                 GA 30308

                                   SCHEDULE C

                              Directors' Agreement
                              --------------------

                                 ________, 2007


SunTrust Real Estate Trust, LLC
303 Peachtree Street, N.E.
Atlanta, Georgia 30308

         Re:      Directors' Agreement - SunTrust Real Estate Trust, LLC
                  ------------------------------------------------------

Ladies and Gentlemen:

     For good and valuable consideration, each of the undersigned Persons, who have been designated as directors of SunTrust Real Estate Trust, LLC, a Delaware limited liability company (the "Company"), in accordance with the Limited Liability Company Agreement of the Company, dated as of ________, 2007, as it may be amended or restated from time to time (the "LLC Agreement"), hereby agree as follows:

     1. Each of the undersigned accepts such person's rights and authority as a Director under the LLC Agreement and agrees to perform and discharge such person's duties and obligations as a Director under the LLC Agreement, and further agrees that such rights, authorities, duties and obligations under the LLC Agreement shall continue until such person's successor as a Director is designated or until such person's resignation or removal as a Director in accordance with the LLC Agreement. Each of the undersigned agrees and acknowledges that it has been designated as a "manager" of the Company within the meaning of the Delaware Limited Liability Company Act. Thomas M. Strauss and Donald R. McLamb represent and warrant that they are Independent Directors.

     2. Until the date which is one year and one day after the date on which no Obligation (as defined in the LLC Agreement) remains outstanding, each of the undersigned agrees, solely in its capacity as a creditor of the Company on account of any indemnification or other payment owing to the undersigned by the Company, (A) not to acquiesce, petition or otherwise invoke or cause the Company to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Company under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or any substantial part of the property of the Company, or ordering the winding up or liquidation of the affairs of the Company, and (B) not to join with or cooperate or encourage any other Person to do any of the foregoing.

     3. THIS DIRECTORS' AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

     Capitalized terms used and not otherwise defined herein have the meanings set forth in the LLC Agreement.

     This Directors' Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Directors' Agreement and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Directors' Agreement as of the day and year first above written.


                                      ------------------------------------------
                                      Name:  John P. Giegerich


                                      ------------------------------------------
                                      Name:  David M. Scalzetti


                                      ------------------------------------------
                                      Name:  Adam R. Garfinkle


                                      ------------------------------------------
                                      Name:  Thomas M. Strauss


                                      ------------------------------------------
                                      Name:  Donald R. McLamb

                                   SCHEDULE D


    DIRECTORS
    ---------

John P. Giegerich

David M. Scalzetti

Adam R. Garfinkle

Thomas M. Strauss

Donald R. McLamb

                                   SCHEDULE E


OFFICERS                              TITLE
--------                              -----

John P. Giegerich                     President

Tony D. Atkins                        Vice President

Jason M. Kron                         Vice President

David M. Scalzetti                    Vice President

Thomas E. Panther                     Vice President and Principal Accounting
                                      Officer

Woodruff A. Polk                      Secretary

Susan R. Boltacz                      Vice President - Tax

Marc E. Carpentier                    Vice President - Tax

Deborah Lenz Clark                    Vice President - Tax

Jennifer L. Williams                  Vice President - Tax

Cynthia C. Kenney                     Vice President - Tax

James A. Kehoe                        Vice President - Tax

Portlynn Tyran                        Vice President - Tax

Deborah A. Jamison                    Vice President - Tax

Gregory C. Weaver                     Vice President - Tax

Robert L. Clarke Jr.                  Vice President - Tax

Mary M. Lebsack                       Vice President - Tax

Ronald K. Rueve                       Vice President - Tax

Wendy G. Smyth                        Vice President - Tax


                                      E-1